 Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLECO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
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	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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This communication was mailed on or about February 11, 2015, to Cleco shareholders who have not voted their shares for the special shareholders meeting to be held on February 26, 2015.

Cleco Corporation 2030 Donahue Ferry Road P.O. Box 5000 Pineville, LA 71361-5000 www.cleco.com Tel. 318-484-7400 Fax 318-484-7777 Bruce A. Williamson Chairman, President, & Chief Executive Officer

February 11, 2015

Dear Shareholder:

We previously sent you proxy materials relating to Cleco Corporation’s Special Meeting of Shareholders to be held February 26, 2015.

According to our latest records, we have not received your signed proxy card. For your convenience, I am enclosing another proxy card and return envelope. We would appreciate receiving your signed proxy card, whether your holding is large or small. Of course, you may vote through the Internet if you wish by following the directions included on the proxy card.

If you have any questions or would like to receive an additional copy of the proxy statement or annual report, please call our Shareholder Services department at 1-800-253-2652.

Thank you for your continued interest as a shareholder in Cleco Corporation.

Sincerely,

/s/ Bruce A. Williamson
Bruce A. Williamson

Enclosures

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, Cleco has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement and may file other relevant documents with the SEC. The proxy statement was mailed to Cleco’s shareholders on or about January 16, 2015. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Cleco’s shareholders are urged to read the proxy statement in its entirety and any other documents that may be filed with the SEC in connection with the proposed merger because they contain important information about the proposed merger.
Investors may obtain a free copy of the proxy statement and other relevant documents filed by Cleco with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the proxy statement and other relevant documents from Cleco’s website at http://www.cleco.com or by directing a request to: Cleco Corporation, P.O. Box 5000, Pineville, LA 71361-5000, Attn: Shareholder Assistance, (800) 253-2652.
Participants in the Solicitation
Cleco and its directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Cleco in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Cleco in connection with the proposed merger, which may be different than those of Cleco’s shareholders generally, is set forth in the proxy statement and may be included in other relevant documents filed with the SEC when they become available.